Vital Energy Provides Select Preliminary First-Quarter 2023 Results and Increases Expectations for Full-Year 2023 Production
First-quarter 2023 production exceeds high-end of guidance
Capital investments for first-quarter 2023 below guidance expectations
Company provides first-quarter 2023 earnings and conference call details
TULSA, OK - April 10, 2023 - Vital Energy, Inc. (NYSE: VTLE) ("Vital Energy" or the "Company") today provided an update on first-quarter 2023 expected average production and incurred capital investments. As a result of strong performance in the first quarter and closing of the Driftwood Energy Operation, LLC ("Driftwood") acquisition, Vital Energy updated its expectations for full-year 2023 production. The Company also scheduled its first-quarter 2023 earnings release and conference call with details provided within this release.
First-Quarter 2023 Preliminary Production and Capital Expenditure Results
Production. The Company’s first-quarter 2023 total production averaged ~80.2 thousand barrels of oil equivalent per day ("MBOE/d"), above guidance of 72.5 - 76.5 MBOE/d. Oil production for the quarter averaged ~38.3 thousand barrels of oil per day ("MBO/d"), above guidance of 33.0 - 36.0 MBO/d. Production outperformance was primarily related to earlier than expected production from new completions, less than expected production downtime related to offset completions activity and improved uptime of wells and production facilities from field-level process improvements.
Capital Investments. Total incurred capital expenditures during the first quarter were ~$200 million, excluding non-budgeted acquisitions and leasehold expenditures, below guidance of $210 - $230 million. Lower than expected investment levels were related to moderating inflationary pressures and a one-week deferral of completions in February related to severe weather.
Driftwood Acquisition Closed
On April 3, 2023, Vital Energy closed its previously announced transaction to acquire the assets (inclusive of derivative positions) of Driftwood for aggregate consideration, after closing price adjustments, of $120.4 million in cash and 1,578,948 shares of Vital Energy common stock.
Updated Full-Year 2023 Production Guidance
The table below reflects the Company’s updated production expectations for full-year 2023. Driftwood volume estimates are based on current production starting April 3, 2023.

	Original Guidance	Production Outperformance	Driftwood Production	New Guidance
Total production (MBOE/d)	72.0 - 76.0	1.4	2.6	76.0 - 80.0
Oil production (MBO/d)	34.0 - 37.0	1.0	1.3	36.3 - 39.3
First-Quarter 2023 Earnings Release and Conference Call Details
Vital Energy plans to report complete first-quarter 2023 financial and operating results after market close on Tuesday, May 9, 2023, and host a conference call and webcast at 7:30 a.m. CT on Wednesday, May 10, 2023.
To participate in the call, dial 800.715.9871, using conference code 1077806 or listen to the call via the Company's website at www.vitalenergy.com, "Investor Relations | News & Presentations | Upcoming Events." A replay will be available following the call via the Company’s website.
About Vital Energy
Vital Energy, Inc. is an independent energy company with headquarters in Tulsa, Oklahoma. Vital's business strategy is focused on the acquisition, exploration and development of oil and natural gas properties in the Permian Basin of West Texas.
Additional information about Vital may be found on its website at www.vitalenergy.com.
Forward-Looking Statements
This press release and any oral statements made regarding the contents of this release, including in the conference call referenced herein, contain forward-looking statements as defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, that address activities that Vital Energy assumes, plans, expects, believes, intends, projects, indicates, enables, transforms, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. Such statements are not guarantees of future performance and involve risks, assumptions and uncertainties.
General risks relating to Vital Energy include, but are not limited to, continuing and worsening inflationary pressures and associated changes in monetary policy that may cause costs to rise; changes in domestic and global production, supply and demand for commodities, including as a result of the coronavirus ("COVID-19") pandemic, actions by the Organization of Petroleum Exporting Countries and other producing countries ("OPEC+") and the Russian-Ukrainian military conflict, the decline in prices of oil, natural gas liquids and natural gas and the related impact to financial statements as a result of asset impairments and revisions to reserve estimates, reduced demand due to shifting market perception towards the oil and gas industry; competition in the oil and gas industry; the ability of the Company to execute its strategies, including its ability to successfully identify and consummate strategic acquisitions at purchase prices that are accretive to its financial results and to successfully integrate acquired businesses, assets and properties, pipeline transportation and storage constraints in the Permian Basin, the effects and duration of the outbreak of disease, such as the COVID-19 pandemic, and any related government policies and actions, long-term performance of wells, drilling and operating risks, the possibility of production curtailment, the impact of new laws and regulations, including those regarding the use of hydraulic fracturing, the impact of legislation or regulatory initiatives intended to address induced seismicity on our ability to conduct our operations; hedging activities, tariffs on steel, the impacts of severe weather, including the freezing of wells and pipelines in the Permian Basin due to cold weather, possible impacts of litigation and regulations, the impact of the

Company's transactions, if any, with its securities from time to time, the impact of new environmental, health and safety requirements applicable to the Company's business activities, the possibility of the elimination of federal income tax deductions for oil and gas exploration and development and other factors, including those and other risks described in its Annual Report on Form 10-K for the year ended December 31, 2022 and those set forth from time to time in other filings with the Securities and Exchange Commission ("SEC"). These documents are available through Vital Energy's website at www.vitalenergy.com under the tab "Investor Relations" or through the SEC's Electronic Data Gathering and Analysis Retrieval System at www.sec.gov. Any of these factors could cause Vital Energy's actual results and plans to differ materially from those in the forward-looking statements. Therefore, Vital Energy can give no assurance that its future results will be as estimated. Any forward-looking statement speaks only as of the date on which such statement is made. Vital Energy does not intend to, and disclaims any obligation to, correct, update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
All amounts, dollars and percentages presented in this press release are rounded and therefore approximate.

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